Registration No. 333-

                                 UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form S-8
                              REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             EXXON MOBIL CORPORATION
             (Exact name of registrant as specified in its charter)

                New Jersey                                   13-5409005
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                     Identification No.)

                           5959 Las Colinas Boulevard
                                 Irving, Texas
                   (Address of Principal Executive Offices)

                                  75039-2298
                                  (Zip Code)

                    ExxonMobil Fuels Marketing Savings Plan
                           (Full title of the plan)

                              Donald D. Humphreys
                         Vice President and Controller
                            Exxon Mobil Corporation
                           5959 Las Colinas Boulevard
                             Irving, TX  75039-2298
                    (Name and address of agent for service)

                                 (972) 444-1000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

   Title of each    Amount to be    Proposed        Proposed        Amount of
class of securities  registered     maximum         maximum        Registration
  to be registered                  offering    Aggregate offering     fee
                                     price          price(1)
                                  per share(1)
_______________________________________________________________________________
Common Stock, no    1,000,000       $40.70         $40,700,000      $10,175
   par value         shares(2)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based on the average of the high and low prices of the common stock reported in the consolidated reporting system on September 5, 2001.
(2) If, as a result of stock splits, stock dividends or similar transactions, the numbers of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement, and this registration statement shall cover the additional securities resulting from such split, dividend or similar transaction.
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This Registration Statement is a new registration statement relating to
Registrant's ExxonMobil Fuels Marketing Savings Plan (the "Plan").

                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

Exxon Mobil Corporation ("ExxonMobil" or the "Registrant") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

(1) The ExxonMobil Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

(2) The ExxonMobil Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2001;

(3)      The ExxonMobil Current Report on Form 8-K filed on April 2, 2001;

(4) Annual Report on Form 11-K of the Plan for the fiscal year ended December 31, 2000;

(5) All other reports filed by ExxonMobil pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 2000;

(6) The description of ExxonMobil's capital stock contained in ExxonMobil's Registration Statement on Form S-4 (File Number 333-75659), and any document that updates that description;

(7) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

         ExxonMobil does not have any provisions for indemnification of directors or officers in its charter. Article X of the By-Laws of the Registrant provides that it shall indemnify to the full extent permitted by law any director or officer made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporate agent of ExxonMobil or any subsidiary or served any other enterprise at the request of ExxonMobil against expenses, judgments, fines, penalties, excise taxes and amounts paid in settlement. The New Jersey Business Corporation Act provides for the indemnification of directors and officers under certain conditions.

         ExxonMobil has purchased directors and officers liability insurance coverage from Ancon Insurance Company, Inc., a wholly-owned subsidiary of ExxonMobil.

         Under the terms of the Agreement and Plan of Merger dated as of December 1, 1998, among ExxonMobil (formerly named Exxon Corporation), Mobil Corporation ("Mobil") and Lion Acquisition

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         Subsidiary Corporation, ExxonMobil has agreed that for seven years after November 30, 1999, the closing date of the merger, ExxonMobil will indemnify and hold harmless each person who was a director or officer of Mobil at or prior to the date of the merger agreement from their acts or omissions in those capacities occurring prior to the closing to the extent provided under Mobil's charter and by-laws as in effect on December 1, 1998.


Item 8.  Exhibits

         (a) See Index to Exhibits, which is incorporated herein by reference.

         (b) In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under
               Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

         (a)   The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to
                           the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
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         (b)   The registrant hereby undertakes that, for purposes of
               determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                  SIGNATURES


The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on the 14th day of September, 2001.

                                                 EXXON MOBIL CORPORATION


                                                 By:    /s/ Lee R. Raymond
                                                      _______________________
                                                      Lee R. Raymond
                                                      Chairman of the Board


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.



      /s/ Lee R. Raymond         Chairman of the Board      September 14, 2001
_____________________________    and Chief Executive
      (Lee R. Raymond)           Officer (Principal
                                 Executive Officer)


               *                 Director                  September 14, 2001
_____________________________
     (Michael J. Boskin)



               *                 Director                  September 14, 2001
_____________________________
        (Rene Dahan)



               *                 Director                  September 14, 2001
_____________________________
     (William T. Esrey)



               *                 Director                  September 14, 2001
_____________________________
     (Donald V. Fites)



               *                 Director                  September 14, 2001
_____________________________
    (James R. Houghton)
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               *                 Director                  September 14, 2001
_____________________________
    (William R. Howell)



               *                 Director                  September 14, 2001
_____________________________
    (Helene L. Kaplan)



               *                 Director                 September 14, 2001
_____________________________
    (Reatha Clark King)



               *                 Director                 September 14, 2001
_____________________________
   (Philip E. Lippincott)



               *                 Director                 September 14, 2001
_____________________________
    (Harry J. Longwell)



               *                 Director                 September 14, 2001
______________________________
  (Marilyn Carlson Nelson)



               *                 Director                 September 14, 2001
______________________________
     (Eugene A. Renna)



               *                 Director                 September 14, 2001
______________________________
    (Walter V. Shipley)



               *                Controller (Principal     September 14, 2001
______________________________  Accounting Officer)
   (Donald D. Humphreys)



               *                Treasurer (Principal      September 14, 2001
______________________________  Financial Officer)
       (Frank A. Risch)





* By:      /s/ Richard E. Gutman
      _________________________________
      Richard E. Gutman
      Attorney-in-Fact

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The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on the 14th day of September, 2001.

                                       EXXONMOBIL FUELS MARKETING SAVINGS PLAN


                                       By:    /s/ Stephen B. L. Penrose
                                            __________________________________
                                            Stephen B.L. Penrose
                                            Administrator - Finance

                                INDEX TO EXHIBITS



Exhibit Number Exhibit


23.1           Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2           Consent of Ernst & Young LLP, Independent Auditors.

24             Power of Attorney.

                                  Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2001 relating to the consolidated financial statements, which appears on page 27 of the Financial Section of Exxon Mobil Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.









/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
September 14, 2001

                                  Exhibit 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ExxonMobil Fuels Marketing Savings Plan of Exxon Mobil Corporation of our report dated February 26, 1999, with respect to the consolidated financial statements and schedule of Mobil Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2000 of Exxon Mobil Corporation.





                                                  /s/ ERNST & YOUNG LLP


McLean, Virginia
September 14, 2001


























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                                   Exhibit 24


                               POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints T. P. Townsend, Frank A. Risch, Donald D. Humphreys, and R. E. Gutman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect to shares of common stock of Exxon Mobil Corporation offered or sold in connection with Exxon Mobil Corporation's ExxonMobil Fuels Marketing Savings Plan, as amended, as well as related interests, and to sign any and all amendments or supplements (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



      /s/ Lee R. Raymond          Chairman of the Board        July 25, 2001
________________________________  and Chief Executive
       (Lee R. Raymond)           Officer (Principal
                                  Executive Officer)


      /s/ Michael J. Boskin       Director                     July 25, 2001
________________________________
      (Michael J. Boskin)



      /s/ Rene Dahan              Director                     July 25, 2001
________________________________
      (Rene Dahan)



      /s/ William T. Esrey        Director                     July 25, 2001
________________________________
      (William T. Esrey)



      /s/ Donald V. Fites         Director                     July 25, 2001
________________________________
      (Donald V. Fites)



      /s/ James R. Houghton       Director                     July 25, 2001
________________________________
     (James R. Houghton)



      /s/ William R. Howell       Director                     July 25, 2001
________________________________
     (William R. Howell)

      /s/ Helene L. Kaplan        Director                     July 25, 2001
________________________________
     (Helene L. Kaplan)



      /s/ Reatha Clark King       Director                     July 25, 2001
________________________________
       (Reatha Clark King)



      /s/ Philip E. Lippincott    Director                     July 25, 2001
________________________________
      (Philip E. Lippincott)



      /s/ Harry J. Longwell       Director                     July 25, 2001
________________________________
       (Harry J. Longwell)



   /s/ Marilyn Carlson Nelson     Director                     July 25, 2001
________________________________
    (Marilyn Carlson Nelson)



     /s/ Eugene A. Renna          Director                    July 25, 2001
________________________________
      (Eugene A. Renna)



    /s/ Walter V. Shipley         Director                    July 25, 2001
________________________________
      (Walter V. Shipley)



    /s/ Donald D. Humphreys       Controller (Principal       July 25, 2001
________________________________  Accounting Officer)
     (Donald D. Humphreys)



    /s/ Frank A. Risch            Treasurer (Principal        July 25, 2001
________________________________  Financial Officer)
       (Frank A. Risch)
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